SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2005

eXegenics Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-26078	75-2402409
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1250 Pittsford-Victor Road
Building 200, Suite 280
Pittsford, New York 14534

(Address of principal executive
offices including zip code)

(585) 218-4368
(Registrant’s telephone number,
including area code)

(Former name or former address, if changed since last report)

Section 8 — Other Events

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 8.01 Other Events.

On May 2, 2005 eXegenics, Inc. (the “Company”) announced that it has received the formal order dismissing the lawsuit filed by The M&B Weiss Family Limited Partnership of 1996 against the Company, as nominal defendant, and certain former directors of the Company. A press release regarding the dismissal is attached hereto as exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Number	Exhibit
99.1	Press release dated May 2, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc.
(Registrant)

Dated: May 6, 2005	By: /s/ David Riggs David Riggs, President